EXHIBIT 99.1

City National Corp. Reports 2009 Fourth-Quarter Net Income of $29.1 Million; Full-Year Net Income Totals $51.3 Million

          Total Assets Exceed $21 Billion for the First Time

             Deposits Reach Record Level of $17.4 Billion

LOS ANGELES, Jan. 28, 2010 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported fourth-quarter 2009 net income of $29.1 million, compared to $8.9 million in the fourth quarter of 2008 and $8.0 million in the third quarter of 2009.

Fourth-quarter 2009 net income available to common shareholders was $19.7 million, or $0.38 per share. This included an after-tax gain of $21.1 million, or $0.41 per share, for the acquisition of Imperial Capital Bank (less transaction costs) as well as a noncash charge of $4 million, or $0.08 per share, for the repurchase of $200 million of preferred stock issued to the U.S. Treasury Department. By comparison, net income available to common shareholders in the fourth quarter of 2008 totaled $6.5 million, or $0.13 per share. In the third quarter of 2009, it amounted to $2.5 million, or $0.05 per share.

Full-year 2009 net income totaled $51.3 million, while net income available to common shareholders amounted to $25.4 million, or $0.50 per share. In 2008, net income available to common shareholders was $102.5 million, $2.11 per share.

City National also announced today that its Board of Directors has maintained and approved a quarterly common stock cash dividend of $0.10 per share. The company's dividend will be payable on February 24, 2010 to stockholders of record on February 10, 2010.

FOURTH-QUARTER AND YEAR-END 2009 HIGHLIGHTS

 * On December 18, 2009, City National acquired the banking
   operations of Imperial Capital Bank in a purchase and assumption agreement with the Federal Deposit Insurance Corporation (FDIC).
   City National acquired approximately $3.3 billion in assets and
   $2.1 billion of deposits. Imperial Capital's $2.4 billion in loans, prior to acquisition-related fair value adjustments, are subject to a loss-sharing agreement with the FDIC.

 * Fully taxable-equivalent net interest income amounted to $166.5 million, up 9 percent from the fourth quarter of 2008 and 1 percent from the third quarter of 2009. The company's net interest margin averaged 3.74 percent in the fourth quarter of 2009, compared with
   3.94 percent in the third quarter of the year.

 * Year-end deposits grew to $17.4 billion, up 37 percent from
   December 31, 2008. Average fourth-quarter deposits grew to $15.7 billion, up 24 percent from the same period of 2008 and 6 percent from the third quarter of 2009. Average core deposits were $14.5 billion, up 30 percent from the fourth quarter of 2008 and 7 percent from the third quarter of 2009.

 * Year-end loans, excluding Imperial Capital Bank assets covered by
   City National's loss-sharing agreement with the FDIC, totaled $12.1 billion, down 2 percent from 2008. Average fourth-quarter loan balances also totaled $12.1 billion, down 2 percent from both the same period of 2008 and the third quarter of 2009.

 * Fourth-quarter 2009 net income includes an $80 million provision for credit losses, bringing the total provision for the year to
   $285 million. The fourth-quarter provision added $21.3 million, after net charge-offs, to the company's allowance for loan and lease losses. Net charge-offs declined 24 percent from the third quarter of 2009, while nonperforming assets, excluding FDIC-covered assets, decreased 2 percent.

 * Noninterest income totaled $110.1 million, up 98 percent from the same period in 2008 and 60 percent from the third quarter of 2009.
   These increases were due principally to a $38.2 million pretax gain on the company's fourth-quarter 2009 acquisition of Imperial
   Capital Bank.

 * On December 8, 2009, the company raised $250 million of Tier 1 capital through a successful trust preferred securities offering, further strengthening its balance sheet and bringing total new Tier
   1 and Tier 2 capital raised in 2009 to $550 million. The company's ratio of Tier 1 common shareholders' equity to risk-based assets was 8.9 percent at December 31, 2009, down from 9.2 percent at
   September 30, 2009 due to the company's acquisition of Imperial
   Capital Bank(1).

 * On December 30, 2009, City National repurchased $200 million of the preferred securities that it had sold to the U.S. Treasury
   Department in the fourth quarter of 2008. The company expects to repurchase the remaining shares sometime this year, subject to regulatory approval.

"City National finished 2009 positively with the acquisition of Imperial Capital Bank, repayment of $200 million in TARP securities, increased earnings, revenues, reserves, loans and deposits, and the first quarterly improvement of key credit indicators since this harsh economic cycle began," said President and Chief Executive Officer Russell Goldsmith.

"To have completed its 17th consecutive profitable year in spite of the significant costs and challenges posed by this recession is testimony to the quality and strength of City National's capital base and its colleagues, capabilities and value proposition. As the economy improves in 2010, City National is well-positioned to increase its profitability even while credit costs remain elevated."

                                                       For the
                            For the three              three
                            months ended               months
                            December 31,               ended
 Dollars in millions,   --------------------    %     Sept. 30,    %
  except per share        2009       2008     Change    2009     Change
 ---------------------- ---------  ---------  ------  ---------  ------
  Earnings Per Share    $    0.38  $    0.13     192  $    0.05     660

  Net Income
   Attributable to CNC  $    29.1  $     8.9     225  $     8.0     262
  Less: Dividends and
   Accretion on
   Preferred Stock            9.4        2.4     284        5.5      71
                        ---------  ---------          ---------
  Net Income Available
   to Common
   Shareholders         $    19.7  $     6.5     203  $     2.5     675
                        =========  =========          =========

  Average Assets        $19,095.2  $16,191.2      18  $17,938.2       6
  Return on Average
   Assets                    0.60%      0.22%    173       0.18%    233
  Return on Average
   Common Shareholders'
   Equity                    4.27%      1.60%    167       0.56%    663

ASSETS

Total assets at December 31, 2009 were $21.1 billion, up 28 percent from 2008, largely reflecting the company's strong deposit growth as well as its December 18, 2009 FDIC-assisted acquisition of Imperial Capital Bank.

REVENUE

Fourth-quarter revenue was $273.1 million, up 34 percent from the fourth quarter of 2008 and 19 percent from the third quarter of last year. Full-year 2009 revenue was $915.3 million, up 6 percent from the previous year.

NET INTEREST INCOME

Fully taxable-equivalent net interest income totaled $166.5 million in the fourth quarter of 2009, up 9 percent from the same period in 2008 and 1 percent from the third quarter of 2009. Fully taxable-equivalent net interest income for the full-year 2009 was $638.6 million, compared with $616.4 million for the previous year.

Imperial Capital Bank's assets include $2.4 billion in loans, prior to acquisition-related fair value adjustments, that consist primarily of multifamily residential loans, but also include commercial real estate, construction, and commercial and industrial loans.

For the full-year 2009, City National's average loans, excluding FDIC-covered assets, reached $12.3 billion, up 2 percent from 2008.

Fourth-quarter average loans, excluding Imperial Capital Bank assets covered by City National's loss-sharing agreement with the FDIC, totaled $12.1 billion, down 2 percent from both the same period of 2008 and the third quarter of 2009. Commercial loans were down 4 percent from the fourth quarter of 2008 and 2 percent from the third quarter of 2009. Construction and commercial real estate loans were down 10 percent from the year-ago period and 4 percent from the third quarter of 2009. Single-family residential mortgage loans, which are made primarily to City National's private banking clients, rose 4 percent from the fourth quarter of 2008 but were virtually unchanged from the third quarter of 2009.

For the full year of 2009, the company renewed approximately $4.8 billion of loans and made approximately $2.8 billion in new loan commitments. About $1.6 billion of these new commitments were funded.

Average securities for the fourth quarter of 2009 totaled $3.9 billion, up 72 percent from the same period of 2008 and 7 percent from the third quarter of 2009. The increases reflected the company's strong deposit growth. The average duration of total available-for-sale securities at December 31, 2009 was 2.9 years, compared with 2.7 years at the end of 2008 and 2.6 years at September 30, 2009.

City National's net interest margin in the fourth quarter of 2009 averaged 3.74 percent, compared with 4.09 percent in fourth quarter of 2008 and 3.94 percent in the third quarter of 2009. For the full-year 2009, City National's net interest margin averaged 3.91 percent, compared with 4.20 percent in the previous year. The declines were due to the combination of strong deposit growth, lower average loan balances, the purchase of short-term, highly liquid securities and pressure on asset yields caused by low interest rates.

At December 31, 2009, City National?s prime lending rate was 3.25 percent, unchanged from both December 31, 2008 and September 30, 2009.

                                                      For the
                            For the three              three
                            months ended               months
                            December 31,               ended
                        --------------------    %     Sept. 30,    %
 Dollars in millions      2009       2008     Change    2009     Change
 ---------------------  ---------  ---------  ------  ---------  ------
 Average Loans
  and Leases,
  excluding Covered
  Assets                $12,100.4  $12,371.4      (2) $12,339.0      (2)
 Average Covered
  Assets                    263.7         --      NM         --      NM
 Average Total
  Securities              3,877.9    2,258.7      72    3,630.3       7
 Average Earning
  Assets                 17,664.6   14,843.9      19   16,587.7       6
 Average Deposits        15,729.9   12,639.3      24   14,776.9       6
 Average Core
  Deposits               14,509.2   11,137.0      30   13,556.1       7
 Fully Taxable-
  Equivalent
  Net Interest
  Income                    166.5      152.6       9      164.9       1
 Net Interest
  Margin                     3.74%     4.09%      (9)      3.94%     (5)

Fourth-quarter average deposits grew to $15.7 billion, up 24 percent from the same period of 2008 and 6 percent from the third quarter of 2009. Average deposits for the full-year 2009 totaled $14.4 billion, up 21 percent from 2008, as many depositors continued to seek a safe haven for their funds. Period-end deposits grew to a record $17.4 billion, up $4.7 billion, or 37 percent, from December 31, 2008. Slightly over one-third of this year-over-year deposit growth was due to the acquisition of Imperial Capital Bank.

Average core deposits were $14.5 billion in the fourth quarter of 2009, up 30 percent from the same period of 2008 and 7 percent from the third quarter of 2009. Full-year 2009 average core deposits grew 23 percent from the prior year to $13.0 billion, or 91 percent of the company's average deposit balances. Excluding the acquired Imperial Capital Bank deposits, approximately $2.3 billion of City National's core deposit growth in 2009 came from new and existing bank clients and $1.1 billion more came from money market funds that had been held at City National Asset Management. In addition, the company assumed about $500 million in core deposits of Imperial Capital.

Fourth-quarter average noninterest-bearing deposits were up 31 percent from the same period of 2008 and 8 percent from the third quarter of 2009. Average noninterest-bearing balances in 2009 were up 23 percent from 2008. Period-end noninterest-bearing deposits were up 26 percent from December 31, 2008.

Treasury Services deposit balances, which consist primarily of title, escrow and property management deposits, averaged $1.1 billion in the fourth quarter of 2009, up 31 percent from the same period of 2008 and 8 percent from the third quarter of 2009 due to an increase in residential real estate activity. For the full-year 2009, Treasury Services deposit balances averaged $944.9 million, up $3.9 million from 2008.

NONINTEREST INCOME

Fourth-quarter noninterest income totaled $110.1 million, up 98 percent from the same period in 2008 and 60 percent from the third quarter of 2009. The increases were due largely to City National's $38.2 million pretax gain on the acquisition of Imperial Capital Bank.

In addition, City National recorded $8.4 million in net securities gains during the quarter, which were mostly offset by several other unusual items, including a $1.9 million impairment charge for private equity investments and a $2.1 million noncash loss associated with the deconsolidation of one of the company's asset management affiliates.

City National's noninterest income totaled $290.5 million in 2009, up 9 percent from 2008. In 2009, noninterest income accounted for 32 percent of City National's total revenue.

Wealth Management

City National's assets under management totaled $35.2 billion as of December 31, 2009, up 14 percent from the end of 2008 and 1 percent from September 30, 2009. The year-over-year increase is due primarily to higher equity market values and the July 21, 2009 Lee Munder Capital Group acquisition, which were offset by the deconsolidation of an affiliate's assets under management during the fourth quarter of 2009.

Trust and investment fee income grew to $33.7 million in the fourth quarter of 2009, up 19 percent from the same period of 2008 and 4 percent from the third quarter of 2009. Full-year 2009 trust and investment fee income fell 11 percent from 2008.

Money market mutual fund and brokerage fee income totaled $5.5 million, down 69 percent from the fourth quarter of 2008 and 9 percent from the third quarter of 2009. Full-year 2009 money market mutual fund and brokerage fee income was $27.9 million, down 62 percent from the previous year. These declines were due to historically low interest rates on government and other quality short-term bonds. The decline in brokerage fees from the fourth quarter of 2008 also reflected reduced spreads and trading activity.

                                                        At or
                               At or                   for the
                            for the three              three
                            months ended               months
                            December 31,               ended
                        --------------------    %     Sept. 30,    %
 Dollars in millions      2009       2008     Change    2009     Change
 ---------------------  ---------  ---------  ------  ---------  ------

 Trust and Investment
  Fee Revenue           $    33.7  $    28.2      19  $    32.3       4
 Brokerage and Mutual
  Fund Fees                   5.5       17.8     (69)       6.0      (9)
 Assets Under
  Management(1)(2)       35,238.8   30,781.9      14   34,927.4       1
 Total Assets Under
  Management or
  Administration(1)(2)   55,119.4   47,519.8      16   53,368.1       3

 (1) Excludes $11.5 billion, $9.9 billion, and $4.7 billion of assets under management for an asset manager in which City National held a noncontrolling ownership interest as of December 31, 2009,
     September 30, 2009, and December 31, 2008 respectively.

 (2) Excludes $1.9 billion of assets under management or
     administration as of December 31, 2009 for an asset manager that
     City National deconsolidated effective November 1, 2009.

Other Noninterest Income

Fourth-quarter income from cash management and deposit transaction fees totaled $12.5 million, down 1 percent from the fourth quarter of 2008 and 5 percent from the third quarter of 2009. The decline from the third quarter reflects seasonally slower cash management sales as clients focused on year-end accounting and reporting obligations.

For the full-year 2009, cash management and deposit transaction fee income rose to $51.7 million, up 7 percent from 2008 due to the sale of additional cash management services and the impact of declining interest rates on compensating deposit balances. The lower rates increased deposit service charge income.

Fee income from foreign exchange services and letters of credit totaled $8.6 million in the fourth quarter, up 2 percent from the year-earlier period and 9 percent from the third quarter of 2009. For full-year 2009, international fee income amounted to $31.0 million, down 4 percent from 2008.

Other income was $2.5 million in the fourth quarter, down 63 percent from the year-earlier period and 59 percent from the third quarter of 2009, due to lower valuations on certain trading securities as well as charges for the impairment of private equity investments and the deconsolidation of an investment affiliate. In 2009, other income was $23.7 million, down 17 percent from 2008.

NONINTEREST EXPENSE

Fourth-quarter noninterest expense was virtually unchanged from the same period of 2008 but up 11 percent from the third quarter of 2009, due to Imperial Capital Bank-related transaction cost and higher other real estate-owned expense.

Noninterest expense for the year amounted to $580.1 million, down 1 percent from 2008 as higher FDIC costs, legal fees and other real estate-owned expenses were offset primarily by lower personnel costs, reduced incentive compensation and a salary freeze.

The company's fourth-quarter 2009 FDIC costs totaled $5.8 million, up from $1.9 million in the year-earlier period. FDIC costs for the full year were $28 million, up from $6.2 million in 2008.

CREDIT QUALITY

The following credit quality information does not include Imperial Capital Bank assets that are subject to City National's loss-sharing agreement with the FDIC:

Net charge-offs in the fourth quarter of 2009 totaled $58.7 million, or 1.93 percent of total loans and leases. Net charge-offs were $24.7 million, or 0.79 percent of total loans and leases, in the fourth quarter of 2008 and $76.9 million, or 2.47 percent, in the third quarter of 2009. Net loan charge-offs for the full-year 2009 were $225.9 million, or 1.84 percent of total loans and leases. This compares with $68.5 million, or 0.57 percent, in 2008.

At December 31, 2009, nonperforming assets amounted to $442.0 million, or 3.62 percent of the company's total loans and leases. They were up from $222.5 million, or 1.79 percent, at the end of 2008 but down from $452.2 million, or 3.70 percent, at September 30, 2009. Nonaccrual loans at year-end 2009 were $388.7 million, up from $211.1 million at the end of 2008, but down from $408.3 million at September 30, 2009.

 Period-           As of              As of                As of
  end Loans  December 31, 2009  September 30, 2009   December 31, 2008
  (in       ------------------- ------------------- -------------------
  millions)   Total  Nonaccrual  Total   Nonaccrual  Total   Nonaccrual
 ---------- --------- --------- --------- --------- --------- ---------

 Commercial
  Loans     $ 4,709.7 $    82.0 $ 4,594.7 $    90.7 $ 4,783.6 $    46.2
 Commercial
  R.E
  Mortgages   2,161.4      76.0   2,164.4      60.8   2,184.7       8.9
 Residential
  Mortgages   3,533.4      15.5   3,541.5      13.0   3,414.9       3.2
 Real Estate
  Construction
  Loans         835.6     202.6     999.0     233.9   1,252.0     149.5
 Equity Lines
  of Credit     734.2       3.4     694.7       2.5     635.3       1.9
 Other Loans    172.6       9.2     174.2       7.4     173.8       1.4
            --------- --------- --------- --------- --------- ---------
     Total
      Loans
      (1)   $12,146.9 $   388.7 $12,168.5 $   408.3 $12,444.3 $   211.1

 Other Real
  Estate
  Owned(1)                 53.3                43.9                11.4
 Total
  Non-
  performing
  Assets,
  excluding
  Covered             ---------           ---------           ---------
  Assets              $   442.0           $   452.2           $   222.5
                      =========           =========           =========

 (1) Excludes covered loans of $1.8 billion and covered other real estate owned of $60.6 million at December 31, 2009.

City National's fourth-quarter provision of $80 million brought total provisions for the year to $285 million. The fourth-quarter provision added $21.3 million, after net charge-offs, to the company's allowance for loan and lease losses. City National recorded provisions of $40 million in the fourth quarter of 2008 and $85 million in the third quarter of 2009.

At December 31, 2009, City National's allowance for loan and lease losses increased to $288.5 million, or 2.38 percent of total loans and leases. That compares with $224.0 million, or 1.80 percent, at the end of 2008 and $265.0 million, or 2.18 percent, at September 30, 2009. The company also maintains an additional $17.3 million in reserves for off-balance-sheet credit commitments.

City National's provision reflects management's continuing assessment of the loan portfolio's credit quality, which is affected by a broad range of economic factors. Additional factors affecting the provision include net loan charge-offs, nonaccrual loans, specific reserves, risk-rating migration and changes in the portfolio size.

Commercial Loans

Commercial loans accounted for $23.1 million of City National's net charge-offs in the fourth quarter of 2009, up from $12.1 million in the year-earlier period, but down from $28.9 million in the third quarter of 2009. Full-year net charge-offs of commercial loans amounted $87.7 million, up from $23.2 million in 2008.

Commercial loans on nonaccrual totaled $82.0 million at December 31, 2009, compared to $46.2 million at the end of 2008, and $90.7 million at September 30, 2009. About 57 percent of commercial nonaccruals are tied to companies in the real estate industry. The remaining loans are not concentrated in any particular industry.

Construction Loans

City National's $835.6 million commercial real estate construction portfolio includes loans to developers of residential and nonresidential properties. This portfolio has been reduced 33 percent since December 31, 2008. The residential sector has shown signs of improvement with modest value increases and growth in sales activity through 2009. The commercial sector continues to exhibit weakness, as evidenced by reductions in values, and lease and sales activity.

Fourth-quarter net charge-offs of construction loans were $27.6 million, up from $12.3 million in the fourth quarter of 2008, but down from $42.7 million in the third quarter of 2009. Full-year 2009 net charge-offs of construction loans were $120.5 million, up from $43.8 million in 2008. At year-end 2009, construction loans on nonaccrual totaled $202.6 million, up from $149.5 million at the end of 2008, but down from $233.8 million at September 30, 2009.

Nonresidential construction loans amounted to $649 million at December 31, 2009, down from $896 million at the end of 2008 and $759 million at September 30, 2009. Fourth-quarter 2009 net charge-offs totaled $10.3 million, up from $6.8 million in the fourth quarter of 2008 but down from $30.5 million in the third quarter of 2009. Full-year net charge-offs amounted to $62.7 million, up from $12.2 million in 2008. Those on nonaccrual were $148 million, up from $29 million at the end of 2008 and $137 million at September 30, 2009.

At December 31, 2009, loans to homebuilders totaled $264 million, down from $306 million in the third quarter of 2009. These loans now equal 2.2 percent of City National's $12.1 billion loan portfolio, excluding assets covered by the FDIC loss-sharing agreement. (The company's portfolio of loans to homebuilders includes $73.4 million of loans in the bank's commercial loan portfolio.) Loans to homebuilders accounted for 27 percent of all construction loans on nonaccrual at the end of 2009 and 29 percent of fourth-quarter 2009 net charge-offs.

Commercial Real Estate Mortgages

Fourth-quarter net charge-offs in the company's $2.2 billion commercial real estate mortgage portfolio were $5.3 million, compared with zero net charge-offs in the fourth quarter of 2008 and $3.4 million in the third quarter of 2009. Full-year 2009 net charge-offs were $8.7 million, up from $0.6 million in 2008. Commercial real estate mortgage loans on nonaccrual totaled $76.0 million at the end of 2009, compared with $8.9 million at the end of 2008 and $60.8 million at September 30, 2009. The increase in nonaccrual loans in the fourth quarter of 2009 is tied primarily to apartment building loans.

Residential Mortgage and Equity Lines of Credit

City National's $3.5 billion residential mortgage portfolio and $734 million home-equity portfolio both continued to perform well. Fourth-quarter net charge-offs were $1.2 million, up from net recoveries of $37,000 in the fourth quarter of 2008 and net charge-offs of $1.1 million the third quarter of 2009. Full-year net charge-offs were $4.4 million, compared with net recoveries of $63,000 in 2008. Nonaccrual loans totaled $18.9 million at the end of 2009, compared with $5.1 million at year-end 2008 and $15.5 million in the third quarter of 2009.

The average loan-to-value ratios at origination for the residential mortgage and home-equity portfolios are 49 percent and 44 percent, respectively. City National does not originate or purchase subprime or option adjustable rate mortgages, and none of its loans has been originated through brokers or third parties.

INCOME TAXES

The company recorded a tax provision of $4.4 million in the fourth quarter of 2009, compared to a tax benefit of $7.0 million for the third quarter of the year. The full-year 2009 results reflect a tax benefit of $1.9 million for the year, which was primarily attributable to an updated effective tax rate based on lower expected income for the year. The company's effective tax rate for 2008 was 27.5 percent.

CAPITAL LEVELS

City National continued to strengthen its balance sheet in 2009, raising a total of $550 million in Tier 1 and Tier 2 capital:

 * On December 8, 2009, the company raised $250 million in Tier 1 capital through a successful trust preferred securities offering.

 * In the third quarter of the year, City National completed the sale of $180 million in subordinated debt, which qualifies as Tier 2 capital for regulatory purposes.

 * The company's second-quarter common equity offering raised $120 million of Tier 1 capital.

Total risk-based capital and Tier 1 risk-based capital ratios at December 31, 2009 were 15.2 percent and 12.2 percent, respectively, compared with the minimum regulatory standards of 10.0 percent and 6.0 percent for "well-capitalized" institutions. City National's Tier 1 leverage ratio at December 31, 2009 was 9.5 percent, compared with the regulatory minimum ratio of 5.0 percent.

Total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios at December 31, 2008 were 13.4 percent, 11.7 percent and 10.4 percent, respectively.

The period-end ratio of shareholders' equity to total assets at December 31, 2009 was 9.6 percent, compared to 12.3 percent at December 31, 2008 and 12.1 percent at September 30, 2009, due to the year-end acquisition of Imperial Capital Bank and its $3.3 billion in assets.

2010 OUTLOOK

While business conditions remain challenging, City National's management anticipates increased profitability in 2010. Asset quality has recently shown signs of improvement, and the company expects net charge-offs to gradually subside this year, though OREO expense will increase from 2009. City National expects interest rates to remain low as the economy continues its slow recovery.

 (1) For notes on non-GAAP measures, see page 13 of the Selected
     Financial Information.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss 2009 financial results. The call will begin at 2:00 p.m. PST. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 393-6804 and enter Conference ID 48818548. A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at www.cnb.com. There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through offices in Southern California, the San Francisco Bay Area, Nevada and New York City. City National and its seven consolidated investment affiliates manage or administer $55.1 billion in client assets, including more than $35 billion under direct management.

For more information about City National, visit the company's Website at www.cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) local, regional and international business, economic and political conditions, (2) volatility and disruption in financial markets, including capital and credit markets, (3) significant changes in banking laws or regulations, including without limitation, broad-based restructuring of financial industry regulation and as a result of the Emergency Economic Stabilization Act and the creation of, and amendments to, the Troubled Asset Relief Program (TARP), and rules and regulations issued thereunder, including the TARP Standards for Compensation and Corporate Governance, (4) increases and required prepayments in Federal Deposit Insurance Corporation premiums and special federal assessments on financial institutions due to market developments and regulatory changes, (5) changes in the level of nonperforming assets, charge-offs and provision expense, (6) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources, (7) adequacy of the company's risk management framework, (8) company's ability to increase market share and control expenses, (9) company's ability to attract new employees and retain and motivate existing employees, (10) increased competition in the company's markets, (11) changes in the financial performance and/or condition of the company's borrowers, including changes in levels of unemployment, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (12) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (13) changes in consumer spending, borrowing and savings habits, (14) soundness of other financial institutions which could adversely affect the company, (15) protracted labor disputes in the company's markets, (16) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (17) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (18) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (19) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (20) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2008 and particularly Part I, Item 1A, titled "Risk Factors."

 CITY NATIONAL CORPORATION
 FINANCIAL HIGHLIGHTS
 (unaudited)
                           Three Months            Twelve Months
                      ----------------------- -----------------------
 For The Period Ended                   %                        %
  December 31,          2009     2008 Change    2009     2008  Change
 -------------------------------------------- -----------------------
 Per Common Share
  Net income
   available to
   common
   shareholders
    Basic             $  0.38  $  0.13   192  $  0.50  $  2.12   (76)
    Diluted              0.38     0.13   192     0.50     2.11   (76)
   Dividends             0.10     0.48   (79)    0.55     1.92   (71)
   Book value                                   34.74    33.52     4

 Results of
  Operations:
   (In millions)
  Interest income     $   184  $   188    (2) $   710  $   785   (10)
  Interest expense         21       39   (46)      85      185   (54)
                      -------  -------        -------  -------
    Net interest
     income               163      149    10      625      600     4
  Net interest
   income (Fully
   taxable-
   equivalent)            167      153     9      639      616     4
  Total revenue           273      204    34      915      867     6
  Provision for
   credit losses           80       40   100      285      127   124
  Net income
   attributable to
   City National
   Corporation             29        9   225       51      105   (51)
  Net income
   available to
   common
   shareholders            20        6   203       25      103   (75)

 Financial Ratios:
  Performance
   Ratios:
   Return on
    average assets       0.60%    0.22%          0.29%    0.65%
   Return on
    average common
    shareholders'
    equity               4.27     1.60           1.46     6.26
   Period-end
    equity to
    period-end
    assets                                       9.55    12.34
   Net interest
    margin               3.74     4.09           3.91     4.20
   Expense to
    revenue ratio       56.46    77.11          61.76    66.80
  Capital Adequacy
    Ratios
    (Period-end):
   Tier 1 leverage                               9.48    10.44
   Tier 1 risk-
    based capital                               12.20    11.71
   Total risk-based
    capital                                     15.15    13.40

 Asset Quality
  Ratios:
  Allowance for
   loan and lease
   losses to:
   Total loans and
    leases,
    excluding
    covered assets                               2.38%    1.80%
   Nonaccrual loans                             74.22   106.11
  Nonperforming
   assets to:
   Total loans and
    leases and other
    real estate
    owned, excluding
    covered assets                               3.62     1.79
   Total assets                                  2.10     1.35
  Net charge-offs
   to average total
   loans and
   leases,
   excluding
   covered assets
   (annualized)         (1.93)%  (0.79)%        (1.84)%  (0.57)%

 Average Balances:
  (In millions)
  Loans and leases,
   excluding
   covered assets     $12,100  $12,371    (2) $12,297  $12,089     2
  Covered assets          264       --    NM       66       --    NM
  Interest-earning
   assets              17,665   14,844    19   16,330   14,670    11
  Assets               19,095   16,191    18   17,711   16,029    10
  Core deposits        14,509   11,137    30   13,049   10,600    23
  Deposits             15,730   12,639    24   14,352   11,900    21
  Interest-bearing
   liabilities          8,815    8,171     8    8,364    8,436    (1)
  Common
   shareholders'
   equity               1,826    1,618    13    1,745    1,637     7
  Total equity          2,241    1,818    23    2,161    1,706    27

 Period-End
  Balances :
  (In millions)
  Loans and leases,
   excluding
   covered assets                             $12,147  $12,444    (2)
  Covered assets                                1,852       --    NM
  Assets                                       21,079   16,456    28
  Core deposits                                15,729   11,210    40
  Deposits                                     17,379   12,652    37
  Common
   shareholders'
   equity                                       1,790    1,615    11
  Total equity                                  2,013    2,030    (1)

 Wealth Management:
  (In millions)
  (1)(2)
  Assets under
   management                                 $35,239  $30,782    14
  Assets under
   management or
   administration                              55,119   47,520    16

 (1) Excludes $11.5 billion and $4.7 billion of assets under management for an asset manager in which City National held a noncontrolling ownership interest as of December 31, 2009 and
     December 31, 2008, respectively.

 (2) Excludes $1.9 billion of assets under management or administration as of December 31, 2009 for an asset manager that City National deconsolidated effective November 1, 2009.

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (unaudited)
                        Three Months Ended       Twelve Months Ended
                            December 31,             December 31,
 (Dollars in         ------------------------ ------------------------
  thousands except                       %                        %
  per share data)      2009     2008   Change   2009     2008   Change
 ------------------- ------------------------ ------------------------
 Interest income     $184,014 $187,623    (2) $709,800 $784,688   (10)
 Interest expense      21,052   38,864   (46)   85,024  184,792   (54)
                     -------- --------        -------- --------
  Net Interest
   Income             162,962  148,759    10   624,776  599,896     4

 Provision for
  Credit Losses        80,000   40,000   100   285,000  127,000   124

 Noninterest Income
  Trust and
   investment fees     33,720   28,221    19   117,062  132,214   (11)
  Brokerage and
   mutual fund fees     5,489   17,845   (69)   27,932   73,446   (62)
  Cash management
   and deposit
   transaction fees    12,526   12,595    (1)   51,669   48,307     7
  International
   services             8,591    8,384     2    31,007   32,449    (4)
  Bank-owned life
   insurance              680      645     5     3,053    2,752    11
  Gain (loss) on
   securities           8,397  (18,871)  144    (2,159) (50,791)  (96)
  Gain on
   acquisition         38,206       --    NM    38,206       --    NM
  Other                 2,509    6,807   (63)   23,745   28,607   (17)
                     -------- --------        -------- --------
   Total
    noninterest
    income            110,118   55,626    98   290,515  266,984     9

 Noninterest
  Expense
  Salaries and
   employee benefits   85,926   89,943    (4)  320,949  357,015   (10)
  Net occupancy of
   premises            12,990   12,821     1    50,423   49,514     2
  Legal and
   professional fees   12,323    8,419    46    36,337   32,842    11
  Information
   services             7,021    7,799   (10)   27,835   26,969     3
  Depreciation and
   amortization         7,802    5,737    36    26,219   22,201    18
  Amortization of
   intangibles          2,120   11,541   (82)    7,357   17,738   (59)
  Marketing and
   advertising          6,092    6,289    (3)   20,126   22,897   (12)
  Office services
   and equipment        3,859    4,080    (5)   14,995   15,548    (4)
  FDIC assessments      5,816    1,883   209    28,053    6,242   349
  Other                15,295   11,466    33    47,834   36,797    30
                     -------- --------        -------- --------
   Total
    noninterest
    expense           159,244  159,978    (0)  580,128  587,763    (1)
                     -------- --------        -------- --------

 Income Before Taxes   33,836    4,407   668    50,163  152,117   (67)

 Applicable Income
  Taxes                 4,434   (3,177) (240)   (1,886)  41,783   105)
                     -------- --------        -------- --------

 Net Income          $ 29,402 $  7,584   288  $ 52,049 $110,334   (53)
                     -------- --------        -------- --------

  Less: Net income
   (loss)
   attributable to
   noncontrolling
   interest               335   (1,350) (125)      710    5,378   (87)
                     -------- --------        -------- --------

 Net income
  attributable to
  City National
  Corporation        $ 29,067 $  8,934   225  $ 51,339 $104,956   (51)
                     -------- --------        -------- --------

  Less: Dividends
   and accretion on
   preferred stock      9,399    2,445   284    25,903    2,445   959
                     -------- --------        -------- --------

 Net income
  available to
  common
  shareholders       $ 19,668 $  6,489   203  $ 25,436 $102,511   (75)
                     ======== ========        ======== ========

 Other Data:
  Earnings per
   common share -
   basic (1)         $   0.38 $   0.13   192  $   0.50 $   2.12   (76)
  Earnings per
   common share -
   diluted           $   0.38 $   0.13   192  $   0.50 $   2.11   (76)
  Dividends paid
   per common share  $   0.10 $   0.48   (79) $   0.55 $   1.92   (71)
  Common dividend
   payout ratio         26.47%  358.52%  (93)   107.80%   90.61%   19
  Return on average
   assets                0.60%    0.22%  173      0.29%    0.65%  (55)
  Return on average
   common
   shareholders'
   equity                4.27%    1.60%  167      1.46%    6.26%  (77)
  Net interest
   margin (Fully
   taxable-
   equivalent)           3.74%    4.09%   (9)     3.91%    4.20%   (7)
  Full-time
   equivalent
   employees            3,017    2,989     1

  (1) Basic EPS for certain prior periods have been restated as a result of the adoption of ASC Section 260-10-55, Earnings Per
      Share - Implementation (formerly FSP EITF 03-6-1 "Determining
      Whether Instruments Granted in Share-Based Payment Transactions
      are Participating Securities").

  Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)
                                            2009
 (Dollars in          ------------------------------------------------
  thousands except     Fourth     Third    Second     First    Year to
  per share data)      Quarter   Quarter   Quarter   Quarter    Date
 -----------------    --------  --------  --------  --------  --------
 Interest income      $184,014  $180,419  $175,876  $169,491  $709,800
 Interest expense       21,052    19,078    20,300    24,594    85,024
                      --------  --------  --------  --------  --------
  Net Interest Income  162,962   161,341   155,576   144,897   624,776

 Provision for Credit
  Losses                80,000    85,000    70,000    50,000   285,000

 Noninterest Income
  Trust and investment
   fees                 33,720    32,289    25,184    25,869   117,062
  Brokerage and mutual
   fund fees             5,489     6,041     6,645     9,757    27,932
  Cash management and
   deposit transaction
   fees                 12,526    13,142    12,778    13,223    51,669
  International
   services              8,591     7,895     7,996     6,525    31,007
  Bank-owned life
   insurance               680       639       871       863     3,053
  Gain (loss) on
   securities            8,397     2,667     1,744   (14,967)   (2,159)
  Gain on acquisition   38,206        --        --        --    38,206
  Other                  2,509     6,172     9,039     6,025    23,745
                      --------  --------  --------  --------  --------
   Total noninterest
    income             110,118    68,845    64,257    47,295   290,515

 Noninterest Expense
  Salaries and
   employee benefits    85,926    80,937    75,834    78,252   320,949
  Net occupancy of
   premises             12,990    12,613    12,559    12,261    50,423
  Legal and
   professional fees    12,323     8,545     7,736     7,733    36,337
  Information services   7,021     7,342     6,992     6,480    27,835
  Depreciation and
   amortization          7,802     6,472     5,953     5,992    26,219
  Amortization of
   intangibles           2,120     1,726     1,668     1,843     7,357
  Marketing and
   advertising           6,092     4,615     4,743     4,676    20,126
  Office services and
   equipment             3,859     3,610     3,922     3,604    14,995
  FDIC assessments       5,816     5,308    13,861     3,068    28,053
  Other                 15,295    12,597    10,866     9,076    47,834
                      --------  --------  --------  --------  --------
   Total noninterest
    expense            159,244   143,765   144,134   132,985   580,128
                      --------  --------  --------  --------  --------

 Income Before Taxes    33,836     1,421     5,699     9,207    50,163

 Applicable Income
  Taxes                  4,434    (6,966)     (986)    1,632    (1,886)
                      --------  --------  --------  --------  --------

 Net Income           $ 29,402  $  8,387  $  6,685  $  7,575  $ 52,049
                      --------  --------  --------  --------  --------

  Less: Net income
   (loss) attributable
   to noncontrolling
   interest                335       348       (88)      115       710
                      --------  --------  --------  --------  --------

 Net income
  attributable to
  City National
  Corporation         $ 29,067  $  8,039  $  6,773  $  7,460  $ 51,339
                      --------  --------  --------  --------  --------

  Less: Dividends and
   accretion on
   preferred stock       9,399     5,502     5,501     5,501    25,903
                      --------  --------  --------  --------  --------

 Net income available
  to common
  shareholders        $ 19,668  $  2,537  $  1,272  $  1,959  $ 25,436
                      ========  ========  ========  ========  ========

 Other Data:
  Earnings per common
   share - basic      $   0.38  $   0.05  $   0.02  $   0.04  $   0.50
  Earnings per common
   share - diluted    $   0.38  $   0.05  $   0.02  $   0.04  $   0.50
  Dividends paid per
   common share       $   0.10  $   0.10  $   0.10  $   0.25  $   0.55
  Common dividend
   payout ratio          26.47%   205.08%   383.66%   619.32%   107.80%
  Return on average
   assets                 0.60%     0.18%     0.16%     0.18%     0.29%
  Return on average
   common
   shareholders'
   equity                 4.27%     0.56%     0.29%     0.49%     1.46%
  Net interest margin
   (Fully taxable-
   equivalent)            3.74%     3.94%     3.98%     4.00%     3.91%
  Full-time equivalent
   employees             3,017     2,891     2,866     2,933

   Note: Certain prior period balances have been reclassified to conform to current period presentation

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME

 (unaudited)
                                            2008
 (Dollars in          ------------------------------------------------
  thousands except     Fourth     Third    Second     First    Year to
  per share data)      Quarter   Quarter   Quarter   Quarter    Date
 -------------------  --------  --------  --------  --------  --------
 Interest income      $187,623  $195,606  $193,707  $207,752  $784,688
 Interest expense       38,864    42,802    43,539    59,587   184,792
                      --------  --------  --------  --------  --------
  Net Interest Income  148,759   152,804   150,168   148,165   599,896

 Provision for Credit
  Losses                40,000    35,000    35,000    17,000   127,000

 Noninterest Income
  Trust and investment
   fees                 28,221    33,457    34,187    36,349   132,214
  Brokerage and mutual
   fund fees            17,845    19,470    18,709    17,422    73,446
  Cash management and
   deposit transaction
   fees                 12,595    12,392    12,196    11,124    48,307
  International
   services              8,384     8,202     8,176     7,687    32,449
  Bank-owned life
   insurance               645       824       628       655     2,752
  (Loss) gain on
   securities          (18,871)  (32,472)     (417)      969   (50,791)
  Other                  6,807     8,205     7,985     5,610    28,607
                      --------  --------  --------  --------  --------
   Total noninterest
    income              55,626    50,078    81,464    79,816   266,984

 Noninterest Expense
  Salaries and
   employee benefits    89,943    89,373    87,520    90,179   357,015
  Net occupancy of
   premises             12,821    12,719    12,462    11,512    49,514
  Legal and
   professional fees     8,419     8,332     7,531     8,560    32,842
  Information services   7,799     6,576     6,388     6,206    26,969
  Depreciation and
   amortization          5,737     5,502     5,460     5,502    22,201
  Amortization of
   intangibles          11,541     2,238     1,528     2,431    17,738
  Marketing and
   advertising           6,289     5,653     5,360     5,595    22,897
  Office services and
   equipment             4,080     3,683     3,886     3,899    15,548
  FDIC assessments       1,883     2,188     1,820       351     6,242
  Other                 11,466     9,933     8,546     6,852    36,797
                      --------  --------  --------  --------  --------
   Total noninterest
    expense            159,978   146,197   140,501   141,087   587,763
                      --------  --------  --------  --------  --------

 Income Before Taxes     4,407    21,685    56,131    69,894   152,117

 Applicable Income
  Taxes                 (3,177)    3,974    18,385    22,601    41,783
                      --------  --------  --------  --------  --------

 Net Income           $  7,584  $ 17,711  $ 37,746  $ 47,293  $110,334
                      --------  --------  --------  --------  --------

  Less: Net (loss)
   income attributable
   to noncontrolling
   interest             (1,350)    1,160     2,262     3,306     5,378
                      --------  --------  --------  --------  --------

 Net income
  attributable to
  City National
  Corporation         $  8,934  $ 16,551  $ 35,484  $ 43,987  $104,956
                      --------  --------  --------  --------  --------

  Less: Dividends and
   accretion on
   preferred stock       2,445        --        --        --     2,445
                      --------  --------  --------  --------  --------

 Net income available
  to common
  shareholders        $  6,489  $ 16,551  $ 35,484  $ 43,987  $102,511
                      ========  ========  ========  ========  ========

 Other Data:
  Earnings per common
   share - basic (1)  $   0.13  $   0.34  $   0.74  $   0.91  $   2.12
  Earnings per common
   share - diluted    $   0.13  $   0.34  $   0.73  $   0.91  $   2.11
  Dividends paid per
   common share       $   0.48  $   0.48  $   0.48  $   0.48  $   1.92
  Common dividend
   payout ratio         358.52%   140.24%    65.40%    52.75%    90.61%
  Return on average
   assets                 0.22%     0.41%     0.89%     1.13%     0.65%
  Return on average
   common equity          1.60%     4.03%     8.65%    10.75%     6.26%
  Net interest margin
   (Fully taxable-
   equivalent)            4.09%     4.23%     4.23%     4.26%     4.20%
  Full-time equivalent
   employees             2,989     3,027     3,013     2,959

 (1) Basic EPS for certain prior periods have been restated as a result of the adoption of ASC Section 260-10-55, Earnings Per
     Share - Implementation (formerly FSP EITF 03-6-1 "Determining
     Whether Instruments Granted in Share-Based Payment Transactions
     are Participating Securities").

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEETS
 (unaudited)

                                           2009
                    --------------------------------------------------
                      Fourth        Third       Second        First
 (In thousands)       Quarter      Quarter      Quarter      Quarter
 -----------------  -----------  -----------  -----------  -----------
 Assets
  Cash and due from
   banks            $   364,483  $   348,958  $   350,931  $   378,289
  Federal funds sold      5,000      240,000      125,000       12,300
  Due from banks -
   interest-bearing     443,443      767,362      205,656      140,484
  Securities-
   available-for-
   sale               4,306,758    3,512,072    3,330,326    2,915,883
  Trading securities    154,302      188,904      138,137       67,582
  Loans and leases:
   Commercial         4,709,667    4,594,683    4,764,755    4,708,627
   Commercial real
    estate mortgages  2,161,451    2,164,398    2,162,294    2,173,983
   Residential
    mortgages         3,533,453    3,541,534    3,511,598    3,413,538
   Real estate
    construction        835,589      999,045    1,116,154    1,189,594
   Equity lines of
    credit              734,182      694,660      691,226      651,127
   Installment          172,566      174,170      175,315      168,245
                    -----------  -----------  -----------  -----------
    Loans and
     leases,
     excluding
     covered assets  12,146,908   12,168,490   12,421,342   12,305,114
   Covered assets     1,851,821           --           --           --
                    -----------  -----------  -----------  -----------
    Total loans and
     leases          13,998,729   12,168,490   12,421,342   12,305,114
     Allowance for
      loan and lease
      losses           (288,493)    (265,005)    (256,018)    (241,586)
                    -----------  -----------  -----------  -----------
    Net loans and
     leases          13,710,236   11,903,485   12,165,324   12,063,528
  Premises and
   equipment, net       124,309      126,097      125,510      128,189
  Goodwill and other
   intangibles          525,583      533,367      496,562      498,194
  Other real estate
   owned ($60.6
   million covered
   by FDIC loss
   share at
   December 31,
   2009)                113,866       43,969       18,064       12,639
  FDIC
   indemnification
   asset                380,743           --           --           --
  Other assets          950,034      736,390      705,275      716,442
                    -----------  -----------  -----------  -----------
   Total assets     $21,078,757  $18,400,604  $17,660,785  $16,933,530
                    ===========  ===========  ===========  ===========

 Liabilities
  Deposits:
   Noninterest-
    bearing         $ 7,753,936  $ 7,441,898  $ 7,118,660  $ 6,611,752
   Interest-bearing   9,625,512    7,666,545    7,379,591    7,077,798
                    -----------  -----------  -----------  -----------
    Total deposits   17,379,448   15,108,443   14,498,251   13,689,550
  Federal funds
   purchased and
   securities sold
   under repurchase
   agreements           626,779      231,903      316,388      519,687
  Other short-term
   borrowed funds           690          720       50,000       28,405
  Subordinated debt     340,137      341,587      162,434      164,296
  Other long-term
   debt                 471,029      233,536      233,456      242,122
  Other liabilities     196,529      216,026      189,588      199,863
                    -----------  -----------  -----------  -----------
   Total liabilities 19,014,612   16,132,215   15,450,117   14,843,923

  Redeemable
   noncontrolling
   interest              51,381       49,897       36,752       40,237

 Equity
  City National
   Corporation
   shareholders'
   equity:
   Preferred stock      196,048      391,593      391,091      390,590
   Common stock          53,886       53,886       53,886       50,961
   Additional
    paid-in capital     513,550      514,904      511,939      393,114
   Retained earnings  1,377,639    1,363,176    1,365,842    1,369,451
   Accumulated other
    comprehensive
    income (loss)        (3,049)      24,329      (18,110)     (23,093)
   Treasury shares     (151,751)    (154,245)    (156,119)    (157,094)
                    -----------  -----------  -----------  -----------
    Total common
     shareholders'
     equity           1,790,275    1,802,050    1,757,438    1,633,339
                    -----------  -----------  -----------  -----------
     Total
      shareholders'
      equity          1,986,323    2,193,643    2,148,529    2,023,929
  Noncontrolling
   interest              26,441       24,849       25,387       25,441
                    -----------  -----------  -----------  -----------
   Total equity       2,012,764    2,218,492    2,173,916    2,049,370
                    -----------  -----------  -----------  -----------
    Total
     liabilities
     and equity     $21,078,757  $18,400,604  $17,660,785  $16,933,530
                    ===========  ===========  ===========  ===========

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEETS
 (unaudited)

                                           2008
                    --------------------------------------------------
                       Fourth       Third        Second       First
 (In thousands)       Quarter      Quarter      Quarter      Quarter
 -----------------  -----------  -----------  -----------  -----------
 Assets
  Cash and due from
   banks            $   279,921  $   428,557  $   513,736  $   514,878
  Federal funds sold         --           --           --        1,000
  Due from banks -
   interest-bearing     144,344       95,993       88,149       77,567
  Securities-
   available-for-
   sale               2,144,870    2,159,918    2,302,982    2,389,459
  Trading securities    295,598      310,251      204,825      121,152
  Loans and leases:
   Commercial         4,783,565    4,746,035    4,703,307    4,442,448
   Commercial real
    estate mortgages  2,184,688    2,159,101    2,016,090    2,011,221
   Residential
    mortgages         3,414,868    3,364,332    3,319,741    3,215,871
   Real estate
    construction      1,252,034    1,313,735    1,483,193    1,462,641
   Equity lines of
    credit              635,325      540,937      495,334      449,177
   Installment          173,779      154,377      160,665      173,507
                    -----------  -----------  -----------  -----------
    Total loans and
     leases          12,444,259   12,278,517   12,178,330   11,754,865
     Allowance for
      loan and lease
      losses           (224,046)    (208,046)    (185,070)    (168,278)
                    -----------  -----------  -----------  -----------
     Net loans and
      leases         12,220,213   12,070,471   11,993,260   11,586,587
  Premises and
   equipment, net       131,294      127,361      122,959      119,243
  Goodwill and other
   intangibles          500,037      512,297      514,584      514,811
  Other real estate
   owned                 11,388        2,279        9,113        3,812
  Other assets          727,850      623,741      589,650      605,523
                    -----------  -----------  -----------  -----------
    Total assets    $16,455,515  $16,330,868  $16,339,258  $15,934,032
                    ===========  ===========  ===========  ===========

 Liabilities
  Deposits:
   Noninterest-
    bearing         $ 6,140,619  $ 5,744,863  $ 5,861,823  $ 5,680,845
   Interest-bearing   6,511,505    6,422,797    6,034,514    6,111,524
                    -----------  -----------  -----------  -----------
    Total deposits   12,652,124   12,167,660   11,896,337   11,792,369
  Federal funds
   purchased and
   securities sold
   under repurchase
   agreements           908,157    1,272,359    1,221,428    1,118,478
  Other short-term
   borrowed funds       124,500      630,673      955,000      720,992
  Subordinated debt     161,595      157,769      157,080      162,813
  Other long-term
   debt                 246,554      231,321      237,867      243,439
  Other liabilities     287,340      170,686      171,598      181,414
                    -----------  -----------  -----------  -----------
   Total liabilities 14,380,270   14,630,468   14,639,310   14,219,505

  Redeemable
   noncontrolling
   interest              44,811       52,556       59,234       50,216

 Equity
  City National
   Corporation
   shareholders'
   equity:
   Preferred stock      390,089           --           --           --
   Common stock          50,961       50,966       50,972       50,982
   Additional
    paid-in capital     389,077      371,279      369,045      375,374
   Retained earnings  1,379,624    1,396,400    1,403,062    1,390,781
   Accumulated other
    comprehensive
    loss                (48,022)     (38,071)     (24,853)      (3,431)
   Treasury shares     (156,736)    (158,193)    (183,222)    (175,048)
                    -----------  -----------  -----------  -----------
    Total common
     shareholders'
     equity           1,614,904    1,622,381    1,615,004    1,638,658
                    -----------  -----------  -----------  -----------
     Total
      shareholders'
      equity          2,004,993    1,622,381    1,615,004    1,638,658
  Noncontrolling
   interest              25,441       25,463       25,710       25,653
                    -----------  -----------  -----------  -----------
   Total equity       2,030,434    1,647,844    1,640,714    1,664,311
                    -----------  -----------  -----------  -----------
    Total
     liabilities
     and equity     $16,455,515  $16,330,868  $16,339,258  $15,934,032
                    ===========  ===========  ===========  ===========

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CREDIT LOSS EXPERIENCE
 (unaudited)
                                          2009
                     ------------------------------------------------
 (Dollars in         Fourth     Third     Second    First     Year To
  thousands)         Quarter   Quarter   Quarter   Quarter     Date
 ------------------- --------  --------  --------  --------  --------
 Allowance for Loan
  and Lease Losses
  (1)

 Balance at
  beginning
  of period          $265,005  $256,018  $241,586  $224,046  $224,046

 Net (charge-offs)/
  recoveries:
  Commercial          (23,088)  (28,852)  (17,283)  (18,459)  (87,682)
  Commercial real
   estate mortgages    (5,291)   (3,372)       --        --    (8,663)
  Residential
   mortgages             (625)     (682)     (731)     (367)   (2,405)
  Real estate
   construction       (27,562)  (42,651)  (36,189)  (14,049)  120,451)
  Equity lines of
   credit                (550)     (387)   (1,039)      (38)   (2,014)
  Installment          (1,632)     (915)   (1,448)     (706)   (4,701)
                     --------  --------  --------  --------  --------
   Total net
    (charge-offs)/
    recoveries        (58,748)  (76,859)  (56,690)  (33,619) (225,916)

 Provision for
  credit losses        80,000    85,000    70,000    50,000   285,000

 Transfers from
  (to) reserve for
  off-balance sheet
  credit
  commitments           2,236       846     1,122     1,159     5,363

                     --------  --------  --------  --------  --------
 Balance at end of
  period             $288,493  $265,005  $256,018  $241,586  $288,493
                     ========  ========  ========  ========  ========

 Net (Charge-Offs)/
  Recoveries to
  Average Total
  Loans and Leases,
  Excluding Covered
  Assets:
  (annualized)

  Commercial            (1.99)%   (2.42)%   (1.47)%   (1.57)%   (1.87)%
  Commercial real
   estate mortgages     (0.97)%   (0.62)%    0.00%    0.00%   (0.40)%
  Residential
   mortgage             (0.07)%   (0.08)%   (0.08)%   (0.04)%   (0.07)%
  Real estate
   construction        (11.92)%  (15.68)%  (12.59)%   (4.63)%  (11.01)%
  Equity lines of
   credit               (0.31)%   (0.22)%   (0.62)%   (0.02)%   (0.30)%
  Installment           (3.74)%   (2.05)%   (3.33)%   (1.67)%   (2.70)%
   Total loans and
    leases,
    excluding
    covered assets      (1.93)%   (2.47)%   (1.84)%   (1.10)%   (1.84)%

 Reserve for Off-
  Balance Sheet
  Credit
  Commitments

 Balance at
  beginning of
  period             $ 19,576  $ 20,422  $ 21,544  $ 22,703  $ 22,703
  Recovery of prior
   charge-off              --        --        --        --        --
  Transfers (to)
   from allowance      (2,236)     (846)   (1,122)   (1,159)   (5,363)
                     --------  --------  --------  --------  --------
 Balance at end of
  period             $ 17,340  $ 19,576  $ 20,422  $ 21,544  $ 17,340
                     ========  ========  ========  ========  ========

                                          2008
                     ------------------------------------------------
 (Dollars in         Fourth     Third     Second    First     Year To
  thousands)         Quarter   Quarter   Quarter   Quarter     Date
 ------------------- --------  --------  --------  --------  --------
 Allowance for Loan
  and Lease Losses
  (1)

 Balance at
  beginning of
  period             $208,046  $185,070  $168,278  $168,523  $168,523

 Net (charge-offs)/
  recoveries:
  Commercial          (12,123)   (4,331)   (5,195)   (1,574)  (23,223)
  Commercial real
   estate mortgages        --        --        --      (552)     (552)
  Residential
   mortgages               37         8        10         8        63
  Real estate
   construction       (12,279)   (8,370)  (13,196)   (9,905)  (43,750)
  Equity lines of
   credit                  --        --        --        --        --
  Installment            (316)     (101)     (535)      (64)   (1,016)
                     --------  --------  --------  --------  --------
   Total net
    (charge-offs)/
    recoveries        (24,681)  (12,794)  (18,916)  (12,087)  (68,478)

 Provision for
  credit losses        40,000    35,000    35,000    17,000   127,000

 Transfers from (to)
  reserve for off-
  balance sheet
  credit commitments      681       770       708    (5,158)   (2,999)

                     --------  --------  --------  --------  --------
 Balance at end of
  period             $224,046  $208,046  $185,070  $168,278  $224,046
                     ========  ========  ========  ========  ========
 Net (Charge-Offs)/
  Recoveries to
  Average Total
  Loans and Leases,
  Excluding Covered
  Assets:
  (annualized)

  Commercial            (1.01)%   (0.36)%   (0.45)%   (0.14)%  (0.50)%
  Commercial real
   estate mortgages      0.00%    0.00%    0.00%   (0.11)%  (0.03)%
  Residential
   mortgage              0.00%    0.00%    0.00%    0.00%   0.00%
  Real estate
   construction         (3.79)%   (2.37)%   (3.61)%   (2.72)%  (3.11)%
  Equity lines of
   credit                0.00%    0.00%    0.00%    0.00%   0.00%
  Installment           (0.76)%   (0.26)%   (1.32)%   (0.15)%  (0.61)%
   Total loans and
    leases, excluding
    covered assets      (0.79)%   (0.42)%   (0.63)%   (0.42)%  (0.57)%

 Reserve for Off-
  Balance Sheet
  Credit Commitments

 Balance at
  beginning of
  period             $ 23,384  $ 24,154  $ 24,862  $ 19,704  $ 19,704
  Recovery of prior
   charge-off              --        --        --        --        --
  Transfers (to) from
   allowance             (681)     (770)     (708)    5,158     2,999
                     --------  --------  --------  --------  --------
 Balance at end of
  period             $ 22,703  $ 23,384  $ 24,154  $ 24,862  $ 22,703
                     ========  ========  ========  ========  ========

 (1) Allowance for loan and lease losses relates to total loans and leases, excluding covered assets.

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 NONPERFORMING ASSETS
 (unaudited)
                                                2009
                                --------------------------------------
                                 Fourth    Third     Second     First
 (Dollars in thousands)         Quarter   Quarter   Quarter    Quarter
 ------------------------------ --------  --------  --------  --------
 Nonaccrual loans
  Commercial                    $ 81,989  $ 90,744  $ 80,372  $ 56,246
  Commercial real estate
   mortgages                      76,027    60,833    36,112    16,923
  Residential mortgages           15,488    12,961    17,262    13,270
  Real estate construction       202,605   233,848   237,828   223,416
  Equity lines of credit           3,422     2,507     2,919     2,432
  Installment                      9,176     7,373     3,768     1,354
                                --------  --------  --------  --------
   Total nonaccrual loans        388,707   408,266   378,261   313,641

 Other real estate owned          53,308    43,969    18,064    12,639
                                --------  --------  --------  --------

 Total nonperforming assets,
  excluding covered assets      $442,015  $452,235  $396,325  $326,280
                                ========  ========  ========  ========

 Covered assets (other real
  estate owned)                 $ 60,558  $     --  $     --  $     --

 Loans 90 days or more past due
  on accrual status, excluding
  covered assets                $  5,689  $ 10,395  $     --  $ 16,261

 Covered assets 90 days or more
  past due on accrual status    $173,309  $     --  $     --  $     --

 Allowance for loan and lease
  losses as a percentage of:
  Nonaccrual loans                 74.22%    64.91%    67.68%    77.03%
  Total nonperforming assets,
   excluding covered assets        65.27%    58.60%    64.60%    74.04%
  Total loans and leases,
   excluding covered assets         2.38%     2.18%     2.06%     1.96%

 Nonaccrual loans as a
  percentage of total loans,
  excluding covered assets          3.20%     3.36%     3.05%     2.55%

 Nonperforming assets,
  excluding covered assets as a
  percentage of:
  Total loans and other real
   estate owned, excluding
   covered assets                   3.62%     3.70%     3.19%     2.65%
  Total assets                      2.10%     2.46%     2.24%     1.93%

                                                2008
                                --------------------------------------
                                 Fourth    Third     Second     First
 (Dollars in thousands)         Quarter   Quarter   Quarter    Quarter
 -----------------------------  --------  --------  --------  --------
 Nonaccrual loans
  Commercial                    $ 46,238  $ 26,184  $ 16,444  $ 16,293
  Commercial real estate
   mortgages                       8,924     5,878     5,903     1,841
  Residential mortgages            3,171       266       549       706
  Real estate construction       149,536   113,288    81,120    93,296
  Equity lines of credit           1,921     1,380     1,398     1,422
  Installment                      1,352     3,890       763        64
                                --------  --------  --------  --------
   Total nonaccrual loans        211,142   150,886   106,177   113,622

 Other real estate owned          11,388     2,279     9,113     3,812
                                --------  --------  --------  --------

 Total nonperforming assets,
  excluding covered assets      $222,530  $153,165  $115,290  $117,434
                                ========  ========  ========  ========

 Covered assets (other real
  estate owned)                 $     --  $     --  $     --  $     --

 Loans 90 days or more past due
  on accrual status, excluding
  covered assets                $    663  $  4,930  $      2  $     13

 Covered assets 90 days or more
  past due on accrual status    $     --  $     --  $     --  $     --

 Allowance for loan and lease
  losses as a percentage of:
  Nonaccrual loans                106.11%   137.88%   174.30%   148.10%
  Total nonperforming assets,
   excluding covered assets       100.68%   135.83%   160.53%   143.30%
  Total loans and leases,
   excluding covered assets         1.80%     1.69%     1.52%     1.43%

 Nonaccrual loans as a
  percentage of total loans,
  excluding covered assets          1.70%     1.23%     0.87%     0.97%

 Nonperforming assets, excluding
  covered assets as a percentage
  of:
  Total loans and other real
   estate owned, excluding
   covered assets                   1.79%     1.25%     0.95%     1.00%
  Total assets                      1.35%     0.94%     0.71%     0.74%

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

                                           2009
                   ----------------------------------------------------
                    Fourth Quarter     Third Quarter    Second Quarter
                   ----------------  ----------------  ----------------
 (Dollars in       Average  Average  Average  Average  Average  Average
  millions)        Balance   Rate    Balance   Rate    Balance    Rate
 ----------------  -------  -------  -------  -------  -------  -------
 Assets
  Interest-earning
   assets

   Loans and leases
    Commercial     $ 4,607    4.30%  $ 4,724    4.26%  $ 4,721    4.21%
    Commercial real
     estate
     mortgages       2,163    5.47     2,144    5.49     2,178    5.69
    Residential
     mortgages       3,534    5.56     3,528    5.50     3,454    5.51
    Real estate
     construction      917    3.88     1,079    3.58     1,153    3.04
    Equity lines of
     credit            706    3.52       687    3.51       674    3.46
    Installment        173    5.10       177    5.08       174    5.05
                   -------           -------           -------
     Total loans
      and leases,
      excluding
      covered
      assets        12,100    4.80    12,339    4.72    12,354    4.70
    Covered assets     264    6.10        --    0.00        --    0.00
                   -------           -------           -------
     Total loans
      and leases    12,364    4.83    12,339    4.72    12,354    4.70
   Due from banks -
    interest-
    bearing            906    0.34       204    0.50       195    0.60
   Federal funds
    sold and
    securities
    purchased under
    resale
    agreements         375    0.13       338    0.15        15    0.23
   Securities
    available-for-
    sale             3,804    3.62     3,560    4.03     3,252    4.08
   Trading
    securities          74    1.95        71    0.18       112    1.36
   FDIC
    indemnification
    asset               58    4.96        --    0.00        --    0.00
   Other interest-
    earning
    assets              84    3.48        76    3.76        75    3.45
                   -------           -------           -------
     Total
      interest-
      earning
      assets        17,665    4.21    16,588    4.40    16,003    4.49
    Allowance for
     loan and lease
     losses           (276)             (260)             (246)
    Cash and due
     from banks        313               308               324
    Other
     non-earning
     assets          1,393             1,302             1,288
                   -------           -------           -------
     Total assets  $19,095           $17,938           $17,369
                   =======           =======           =======

 Liabilities and
  Equity
  Interest-bearing
   deposits
   Interest
    checking
    accounts       $ 2,027    0.21%  $ 1,637    0.25%  $ 1,388    0.29%
   Money market
    accounts         4,093    0.64     4,232    0.66     4,111    0.86
   Savings deposits    306    0.63       262    0.64       222    0.74
   Time deposits -
    under $100,000     293    0.81       211    1.05       221    1.42
   Time deposits -
    $100,000 and
    over             1,221    1.04     1,221    1.24     1,311    1.56
                   -------           -------           -------
    Total interest-
     bearing
     deposits        7,940    0.60     7,563    0.67     7,253    0.89

   Federal funds
    purchased and
    securities sold
    under
    repurchase
    agreements         236    3.38       234    3.41       472    1.77
   Other borrowings    639    4.41       511    3.27       494    1.75
                   -------           -------           -------
    Total interest-
     bearing
     liabilities     8,815    0.95     8,308    0.91     8,219    0.99
  Noninterest-
   bearing deposits  7,790             7,214             6,770
  Other liabilities    249               212               234
  Total equity       2,241             2,204             2,146
                   -------           -------           -------
    Total
     liabilities
     and equity    $19,095           $17,938           $17,369
                   =======           =======           =======

 Net interest
  spread                      3.26%             3.49%             3.50%
                            =======           =======           =======
 Net interest
  margin                      3.74%             3.94%             3.98%
                            =======           =======           =======

 Average prime rate           3.25%             3.25%             3.25%
                            =======           =======           =======

                                                    2009
                                     ----------------------------------
                                       First Quarter     Year to Date
                                     ----------------  ----------------
                                     Average  Average  Average  Average
 (Dollars in millions)               Balance   Rate    Balance   Rate
 ----------------------------------  -------  -------  -------  -------
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                       $ 4,756    4.22%  $ 4,702    4.25%
    Commercial real estate mortgages   2,200    5.74     2,171    5.60
    Residential mortgages              3,406    5.58     3,481    5.54
    Real estate construction           1,232    3.20     1,094    3.40
    Equity lines of credit               630    3.39       675    3.47
    Installment                          171    5.12       174    5.09
                                     -------           -------
     Total loans and leases,
      excluding covered assets        12,395    4.75    12,297    4.74
    Covered assets                        --    0.00        66    6.10
                                     -------           -------
       Total loans and leases         12,395    4.75    12,363    4.75
   Due from banks - interest-bearing     134    0.47       362    0.41
   Federal funds sold and securities
    purchased under resale agreements     11    0.24       186    0.14
   Securities available-for-sale       2,302    4.65     3,234    4.03
   Trading securities                    115    0.19        93    0.89
   FDIC indemnification asset             --    0.00        15    4.96
   Other interest-earning assets          76    3.48        77    3.54
                                     -------           -------
    Total interest-earning assets     15,033    4.67    16,330    4.43
   Allowance for loan and lease
    losses                              (236)             (255)
   Cash and due from banks               335               320
   Other non-earning assets            1,279             1,316
                                     -------           -------
    Total assets                     $16,411           $17,711
                                     =======           =======

 Liabilities and Equity
  Interest-bearing deposits
   Interest checking accounts        $ 1,098    0.32%  $ 1,541    0.26%
   Money market accounts               3,897    1.01     4,084    0.79
   Savings deposits                      166    0.65       239    0.66
   Time deposits - under $100,000        234    2.22       240    1.34
   Time deposits - $100,000 and over   1,463    2.06     1,303    1.50
                                     -------           -------
    Total interest-bearing deposits    6,858    1.16     7,407    0.82

   Federal funds purchased and
    securities sold under repurchase
    agreements                           723    1.22       415    2.00
   Other borrowings                      526    2.20       542    3.01
                                     -------           -------
    Total interest-bearing
     liabilities                       8,107    1.23     8,364    1.02
  Noninterest-bearing deposits         5,983             6,945
  Other liabilities                      271               241
  Total equity                         2,050             2,161
                                     -------           -------
    Total liabilities and equity     $16,411           $17,711
                                     =======           =======

 Net interest spread                            3.44%             3.41%
                                              =======           =======
 Net interest margin                            4.00%             3.91%
                                              =======           =======

 Average prime rate                             3.25%             3.25%
                                              =======           =======

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

                                           2008
                   ----------------------------------------------------
                    Fourth Quarter     Third Quarter    Second Quarter
                   ----------------  ----------------  ----------------
 (Dollars in       Average  Average  Average  Average  Average  Average
  millions)        Balance   Rate    Balance   Rate    Balance    Rate
 ----------------  -------  -------  -------  -------  -------  -------
 Assets
  Interest-earning
   assets
   Loans and leases
    Commercial     $ 4,790    4.89%  $ 4,727    5.30%  $ 4,675    5.30%
    Commercial real
     estate
     mortgages       2,149    6.31     2,095    6.52     2,009    6.50
    Residential
     mortgages       3,386    5.65     3,335    5.62     3,271    5.57
    Real estate
     construction    1,288    4.57     1,404    5.05     1,470    5.43
    Equity lines of
     credit            591    3.62       513    4.34       470    4.45
    Installment        167    5.45       157    5.89       164    5.88
                   -------           -------           -------
    Total loans and
     leases         12,371    5.25    12,231    5.53    12,059    5.57
   Due from banks -
    interest-
    bearing            120    1.34        94    1.85        95    2.24
   Federal funds
    sold and
    securities
    purchased under
    resale
    agreements          18    0.33         5    1.88         9    2.54
   Securities
    available-for-
    sale             2,136    4.96     2,241    4.97     2,351    4.89
   Trading
    securities         123    1.06       118    1.94       102    1.65
   Other interest-
    earning assets      76    5.64        79    5.92        79    5.24
                   -------           -------           -------
    Total interest-
     earning assets 14,844    5.13    14,768     5.39   14,695    5.42
   Allowance for
    loan and lease
    losses            (204)             (182)             (163)
   Cash and due
    from banks         341               375               386
   Other
    non-earning
    assets           1,210             1,160             1,159
                   -------           -------           -------
    Total assets   $16,191           $16,121           $16,077
                   =======           =======           =======

 Liabilities and
  Equity
  Interest-bearing
   deposits
   Interest
    checking
    accounts       $   888    0.57%  $   826    0.72%  $   867    0.70%
   Money market
    accounts         3,911    1.85     3,781    1.68     3,738    1.70
   Savings deposits    146    0.52       138    0.44       133    0.28
   Time deposits -
    under $100,000     240    2.85       213    2.89       208    2.89
   Time deposits -
    $100,000 and
    over             1,502    2.32     1,222    2.45     1,143    2.94
                   -------           -------           -------
    Total interest-
     bearing
     deposits        6,687    1.80     6,180    1.72     6,089    1.80

   Federal funds
    purchased and
    securities sold
    under
    repurchase
    agreements         636    1.62     1,357    2.28     1,262    2.42
   Other borrowings    848    2.87     1,117    2.97     1,193    2.91
                   -------           -------           -------
    Total interest-
     bearing
     liabilities     8,171    1.89     8,654    1.97     8,544    2.05
  Noninterest-
   bearing deposits  5,952             5,557             5,606
  Other liabilities    250               252               251
  Total equity       1,818             1,658             1,676
                   -------           -------           -------
    Total
     liabilities
     and equity    $16,191           $16,121           $16,077
                   =======           =======           =======

 Net interest
  spread                      3.24%             3.42%             3.37%
                            =======           =======           =======
 Net interest
  margin                      4.09%             4.23%             4.23%
                            =======           =======           =======

 Average prime rate           4.06%             5.00%             5.08%
                            =======           =======           =======

                                     ----------------------------------
                                       First Quarter     Year to Date
                                     ----------------  ----------------
                                     Average  Average  Average  Average
 (Dollars in millions)               Balance   Rate    Balance   Rate
 ----------------------------------  -------  -------  -------  -------
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                       $ 4,456    6.28%  $ 4,663    5.42%
    Commercial real estate mortgages   1,975    6.84     2,058    6.54
    Residential mortgages              3,179    5.61     3,293    5.61
    Real estate construction           1,464    6.47     1,406    5.41
    Equity lines of credit               438    5.65       503    4.44
    Installment                          177    6.49       166    5.93
                                     -------           -------
    Total loans and leases            11,689    6.20    12,089    5.63
   Due from banks - interest-bearing      78    2.69        97    1.96
   Federal funds sold and securities
    purchased under resale agreements      8    3.33        10    1.61
   Securities available-for-sale       2,446    4.81     2,293    4.90
   Trading securities                     78    3.11       105    1.83
   Other interest-earning assets          72    5.75        76    5.63
                                     -------           -------
    Total interest-earning assets     14,371    5.93    14,670    5.46
   Allowance for loan and lease
    losses                              (165)             (179)
   Cash and due from banks               379               371
   Other non-earning assets            1,139             1,167
                                     -------           -------
    Total assets                     $15,724           $16,029
                                     =======           =======

 Liabilities and Equity
  Interest-bearing deposits
   Interest checking accounts        $   823    0.69%  $   851    0.67%
   Money market accounts               3,610    2.47     3,761    1.92
   Savings deposits                      135    0.36       138    0.40
   Time deposits - under $100,000        220    3.54       220    3.04
   Time deposits - $100,000 and over   1,329    3.99     1,299    2.91
                                     -------           -------
    Total interest-bearing deposits    6,117    2.55     6,269    1.96

   Federal funds purchased and
    securities sold under repurchase
    agreements                         1,141    3.39     1,099    2.51
   Other borrowings                    1,119    4.00     1,068    3.20
                                     -------           -------
    Total interest-bearing
     liabilities                       8,377    2.86     8,436    2.19
  Noninterest-bearing deposits         5,404             5,631
  Other liabilities                      272               256
  Total equity                         1,671             1,706
                                     -------           -------
    Total liabilities and equity     $15,724           $16,029
                                     =======           =======

 Net interest spread                            3.07%             3.27%
                                              =======           =======
 Net interest margin                            4.26%             4.20%
                                              =======           =======

 Average prime rate                             6.22%             5.09%
                                              =======           =======

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CAPITAL AND CREDIT RATING DATA
 (unaudited)

                                           2009
                     ------------------------------------------------
                     Fourth     Third    Second     First    Year To
                     Quarter   Quarter   Quarter   Quarter     Date
                     --------  --------  --------  --------  --------
 Per Common Share:
 -----------------
 Shares Outstanding
  (in thousands):
  Average - Basic      51,509    51,482    50,416    48,046    50,272
  Average - Diluted
   (1)                 51,720    51,660    50,551    48,130    50,421
  Period-end           51,536    51,499    51,471    48,224
 Book value for
  common
  shareholders       $  34.74  $  34.99  $  34.14  $  33.87
 Closing price:
  High               $  47.32  $  43.80  $  44.14  $  47.76  $  47.76
  Low                   36.59     33.13     31.87     22.83     22.83
  Period-end            45.60     38.93     36.83     33.77

 Capital Ratios
  (Dollars
  in millions):
 --------------
 Risk-based capital
  Risk-weighted
   assets (2)        $ 14,431  $ 13,669  $ 13,887  $ 13,619
  Tier I capital     $  1,760  $  1,682  $  1,715  $  1,594
   Percentage of
    risk-weighted
    assets              12.20%    12.31%    12.35%    11.71%
  Total capital      $  2,186  $  2,099  $  1,969  $  1,845
   Percentage of
    risk-weighted
    assets              15.15%    15.35%    14.18%    13.55%
  Tier I leverage
   ratio                 9.48%     9.66%    10.16%    10.04%

 Period-end equity
  to period-end
  assets                 9.55%    12.06%    12.31%    12.10%
 Period-end common
  shareholders'
  equity to
  period-end assets      8.49%     9.79%     9.95%     9.65%

 Average equity to
  average assets        11.73%    12.29%    12.35%    12.49%    12.20%
 Average common
  shareholders'
  equity to average
  assets                 9.56%     9.96%     9.96%     9.96%     9.85%

 Period-end
  tangible equity
  to period-end
  tangible assets
  (3)                    7.24%     9.43%     9.77%     9.44%
 Period-end
  tangible common
  shareholders'
  equity to period-
  end tangible
  assets (3)             6.15%     7.10%     7.35%     6.91%

 Average tangible
  equity to average
  tangible assets (3)    9.20%     9.72%     9.77%     9.75%     9.60%
 Average tangible
  common
  shareholders'
  equity to
  average tangible
  assets (3)             6.96%     7.33%     7.30%     7.14%     7.18%

                                            2008
                      ------------------------------------------------
                      Fourth     Third    Second     First    Year To
                      Quarter   Quarter   Quarter   Quarter     Date
                      --------  --------  --------  --------  --------
 Per Common Share:
 -----------------
 Shares Outstanding
  (in thousands):
  Average - Basic       48,105    47,934    47,849    47,829    47,930
  Average - Diluted
   (1)                  48,280    48,207    48,179    48,185    48,196
  Period-end            48,180    48,155    47,777    47,871
 Book value for
  common shareholders $  33.52  $  33.69  $  33.80  $  34.23
 Closing price:
  High                $  57.56  $  65.35  $  51.75  $  60.00  $  65.35
  Low                    34.97     37.60     40.98     48.57     34.97
  Period-end             48.70     54.30     42.07     49.46

 Capital Ratios
  (Dollars in
  millions):
 --------------
 Risk-based capital
  Risk-weighted
   assets (2)         $ 13,943  $ 13,653  $ 13,546  $ 13,160
  Tier I capital      $  1,633  $  1,246  $  1,224  $  1,222
   Percentage of
    risk-weighted
    assets               11.71%     9.13%     9.03%     9.29%
  Total capital       $  1,868  $  1,507  $  1,483  $  1,477
   Percentage of
    risk-weighted
    assets               13.40%    11.04%    10.95%    11.22%
  Tier I leverage
   ratio                 10.44%     8.01%     7.89%     8.06%

 Period-end equity to
  period-end assets      12.34%    10.09%    10.04%    10.45%
 Period-end common
  shareholders'
  equity to period-
  end assets              9.81%     9.93%     9.88%    10.28%

 Average equity to
  average assets         11.23%    10.28%    10.43%    10.63%    10.64%
 Average common
  shareholders'
  equity to average
  assets                  9.99%    10.12%    10.27%    10.46%    10.21%

 Period-end tangible
  equity
  to period-end
  tangible assets (3)     9.59%     7.18%     7.12%     7.45%
 Period-end tangible
  common shareholders'
  equity to period-
  end tangible
  assets (3)              6.99%     7.02%     6.95%     7.29%

 Average tangible
  equity to average
  tangible assets (3)     8.34%     7.33%     7.47%     7.58%     7.68%
 Average tangible
  common shareholders'
  equity to average
  tangible assets (3)     7.07%     7.17%     7.31%     7.41%     7.24%

 Senior Debt Credit
  Ratings
 ---------------------
  For The Period Ended
   December 31, 2009                           Standard &
                          Moody's    Fitch        Poor's      DBRS
                        ---------- ----------  ----------  ----------
   City National Bank      Aa3         A-          A-       A (high)
   City National
    Corporation            A1          A-         BBB+         A

  Note: Certain prior period balances have been reclassified to conform to current period presentation.

 (1) Average diluted shares outstanding for prior periods in 2008 have been restated as a result of the adoption of ASC Section
     260-10-55, Earnings Per Share - Implementation (formerly FSP
     EITF 03-6-1 "Determining Whether Instruments Granted in Share-
     Based Payment Transactions are Participating Securities").

 (2) In accordance with applicable bank regulatory guidelines, the
     Company calculates risk-weighted assets by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral.  The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category.  The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.

 (3) Tangible equity to tangible assets and tangible common
     shareholders' equity to tangible assets are non-GAAP financial measures. For notes on non-GAAP measures, see page 13 of the
     Selected Financial Information.

 CITY NATIONAL CORPORATION
 NON-GAAP FINANCIAL MEASURES
 (unaudited)

 (a) Tangible equity and tangible common shareholders' equity ratios

     Tangible equity to tangible assets is a non-GAAP financial measure that represents total equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Tangible common shareholders'
     equity to tangible assets is a non-GAAP financial measure that represents tangible equity less preferred stock and
     noncontrolling interest divided by total assets less identifiable intangible assets and goodwill. Management reviews both these measures in evaluating the Company's capital levels and has included these ratios in response to market participant interest in tangible equity and tangible common shareholders' equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

                                                  2009
                                 -------------------------------------
                                    Fourth        Third       Second
 (Dollars in thousands)            Quarter      Quarter      Quarter
 ------------------------------  -----------  -----------  -----------
  Period End:
   Total equity                  $ 2,012,764  $ 2,218,492  $ 2,173,916
   Less: Goodwill and other
    intangibles                     (525,583)    (533,367)    (496,562)
                                 -----------  -----------  -----------
   Tangible equity(A)              1,487,181    1,685,125    1,677,354
  Less: Noncontrolling interest      (26,441)     (24,849)     (25,387)
  Less: Preferred stock             (196,048)    (391,593)    (391,091)
                                 -----------  -----------  -----------
   Tangible common shareholders'
    equity(B)                    $ 1,264,692  $ 1,268,683  $ 1,260,876

  Total assets                   $21,078,757  $18,400,604  $17,660,785
  Less: Goodwill and other
   intangibles                      (525,583)    (533,367)    (496,562)
                                 -----------  -----------  -----------
   Tangible assets(C)            $20,553,174  $17,867,237  $17,164,223

  Period-end tangible equity
   to period-end tangible assets
   (A)/(C)                              7.24%        9.43%        9.77%
  Period-end tangible common
   shareholders' equity to
   period-end tangible assets
   (B)/(C)                              6.15%        7.10%        7.35%

 Average Balance:
  Total equity                   $ 2,240,642  $ 2,204,220  $ 2,145,859
  Less: Goodwill and other
   intangibles                      (533,314)    (510,514)    (497,487)
                                 -----------  -----------  -----------
   Tangible equity(D)              1,707,328    1,693,706    1,648,372
  Less: Noncontrolling interest      (24,815)     (25,369)     (25,438)
  Less: Preferred stock             (389,688)    (391,353)    (390,838)
                                 -----------  -----------  -----------
   Tangible common shareholders'
    equity(E)                    $ 1,292,825  $ 1,276,984  $ 1,232,096

  Total assets                   $19,095,212  $17,938,231  $17,369,311
  Less: Goodwill and other
   intangibles                      (533,314)    (510,514)    (497,487)
                                 -----------  -----------  -----------
   Tangible assets(F)            $18,561,898  $17,427,717  $16,871,824

  Average tangible equity to
   average tangible assets
   (D)/(F)                              9.20%        9.72%        9.77%
  Average tangible common
   shareholders' equity to
   average tangible assets
   (E)/(F)                              6.96%        7.33%        7.30%

                                                        2009
                                              ------------------------
                                                 First       Year To
 (Dollars in thousands)                         Quarter       Date
 -------------------------------------------  -----------  -----------
 Period End:
  Total equity                                $ 2,049,370
  Less: Goodwill and other intangibles           (498,194)
                                              -----------
   Tangible equity(A)                           1,551,176
  Less: Noncontrolling interest                   (25,441)
  Less: Preferred stock                          (390,590)
                                              -----------
   Tangible common shareholders' equity(B)    $ 1,135,145

  Total assets                                $16,933,530
  Less: Goodwill and other intangibles           (498,194)
                                              -----------
   Tangible assets(C)                         $16,435,336

  Period-end tangible equity to period-end
   tangible assets(A)/(C)                            9.44%
  Period-end tangible common shareholders'
   equity to period-end tangible assets(B)/(C)       6.91%

 Average Balance:
  Total equity                                $ 2,050,401  $ 2,160,922
  Less: Goodwill and other intangibles           (499,229)    (510,230)
                                              -----------  -----------
   Tangible equity (D)                          1,551,172    1,650,692
  Less: Noncontrolling interest                   (25,441)     (25,264)
  Less: Preferred stock                          (390,348)    (390,557)
                                              -----------  -----------
   Tangible common shareholders' equity(E)    $ 1,135,383  $ 1,234,871

  Total assets                                $16,411,240  $17,711,495
  Less: Goodwill and other intangibles           (499,229)    (510,230)
                                              -----------  -----------
   Tangible assets(F)                         $15,912,011  $17,201,264

  Average tangible equity to average tangible
   assets(D)/(F)                                     9.75%        9.60%
  Average tangible common shareholders' equity
   to average tangible assets(E)/(F)                 7.14%        7.18%

                                                  2008
                                 -------------------------------------
                                    Fourth       Third        Second
 (Dollars in thousands)            Quarter      Quarter      Quarter
 ------------------------------  -----------  -----------  -----------
 Period End:
  Total equity                   $ 2,030,434  $ 1,647,844  $ 1,640,714
  Less: Goodwill and other
   intangibles                      (500,037)    (512,297)    (514,584)
                                 -----------  -----------  -----------
   Tangible equity(A)              1,530,397    1,135,547    1,126,130
  Less: Noncontrolling interest      (25,441)     (25,463)     (25,710)
  Less: Preferred stock             (390,089)          --           --
                                 -----------  -----------  -----------
   Tangible common shareholders'
    equity(B)                    $ 1,114,867  $ 1,110,084  $ 1,100,420

  Total assets                   $16,455,515  $16,330,868  $16,339,258
  Less: Goodwill and other
   intangibles                      (500,037)    (512,297)    (514,584)
                                 -----------  -----------  -----------
   Tangible assets(C)            $15,955,478  $15,818,571  $15,824,674

  Period-end tangible equity to
   period-end tangible assets
   (A)/(C)                              9.59%        7.18%        7.12%
  Period-end tangible common
   shareholders' equity to
   period-end tangible assets
   (B)/(C)                              6.99%        7.02%        6.95%

 Average Balance:
  Total equity                   $ 1,818,392  $ 1,657,813  $ 1,676,430
  Less: Goodwill and other
   intangibles                      (510,125)    (513,609)    (513,791)
                                 -----------  -----------  -----------
   Tangible equity(D)              1,308,267    1,144,204    1,162,639
  Less: Noncontrolling interest      (25,455)     (25,612)     (25,677)
  Less: Preferred stock             (174,677)          --           --
                                 -----------  -----------  -----------
   Tangible common shareholders'
    equity(E)                    $ 1,108,135  $ 1,118,591  $ 1,136,962

  Total assets                   $16,191,243  $16,120,584  $16,077,156
  Less: Goodwill and other
   intangibles                      (510,125)    (513,609)    (513,791)
                                 -----------  -----------  -----------
   Tangible assets(F)            $15,681,118  $15,606,975  $15,563,365

  Average tangible equity to
   average tangible assets
   (D)/(F)                              8.34%        7.33%        7.47%
  Average tangible common
   shareholders' equity to
   average tangible assets
   (E)/(F)                              7.07%        7.17%        7.31%

                                                        2008
                                              ------------------------
                                                 First       Year To
 (Dollars in thousands)                          Quarter       Date
 -------------------------------------------  -----------  -----------
 Period End:
  Total equity                                $ 1,664,311
  Less: Goodwill and other intangibles           (514,811)
                                              -----------
   Tangible equity (A)                          1,149,500
  Less: Noncontrolling interest                   (25,653)
  Less: Preferred stock                                --
                                              -----------
   Tangible common shareholders' equity(B)      1,123,847

  Total assets                                $15,934,032
  Less: Goodwill and other intangibles           (514,811)
                                              -----------
   Tangible assets(C)                         $15,419,221

  Period-end tangible equity to period-end
   tangible assets(A)/(C)                            7.45%
  Period-end tangible common shareholders'
   equity to period-end tangible assets(B)/(C)       7.29%

 Average Balance:
  Total equity                                $ 1,671,030  $ 1,706,092
  Less: Goodwill and other intangibles           (518,913)    (514,097)
                                              -----------  -----------
   Tangible equity(D)                           1,152,117    1,191,995
  Less: Noncontrolling interest                   (25,608)     (25,588)
  Less: Preferred stock                                --      (43,908)
                                              -----------  -----------
   Tangible common shareholders' equity(E)    $ 1,126,509  $ 1,122,499

  Total assets                                $15,723,507  $16,028,821
  Less: Goodwill and other intangibles           (518,913)    (514,097)
                                              -----------  -----------
   Tangible assets(F)                         $15,204,594  $15,514,724

  Average tangible equity to average tangible
   assets(D)/(F)                                     7.58%        7.68%
  Average tangible common shareholders' equity
   to average tangible assets(E)/(F)                 7.41%        7.24%

 (b)Tier 1 common shareholders' equity to risk-based assets

    Tier 1 common shareholders' equity to risk-based assets was 8.91 percent at December 31, 2009 and 9.22 percent at September 30,
    2009. The Tier 1 common shareholders' equity to risk-based assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying perpetual preferred stock, qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank
    regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies,
    including the Federal Reserve in the Supervisory Capital
    Assessment Program, to assess the capital position of financial services companies. Management reviews this measure in evaluating the Company's capital levels and has included these ratios in response to market participant interest in the Tier 1 common shareholders to risk-based assets ratio.

    Tier 1 capital was $1.76 billion as of December 31, 2009. To calculate Tier 1 common shareholders' equity, Tier 1 capital was reduced by preferred stock of $196.0 million, noncontrolling interest in subsidiaries of $26.3 million and trust preferred securities of $252.0 million, resulting in Tier 1 common
    shareholders' equity of $1.29 billion as of December 31, 2009.
    Refer to page 12 for risk-weighted assets as of December 31, 2009.

CONTACT:  City National Corp.
          Financial/Investors
          Christopher J. Carey
            310.888.6777
            Chris.Carey@cnb.com
          Media
          Cary Walker
            213.673.7615
            Cary.Walker@cnb.com

          Conference Call:
          Today 2:00 p.m. PDT
          (866) 393-6804
          Conference ID: 90428519